Chembio Diagnostics to Present at the FDA Blood Products Advisory Committee on November 17, 2009

Company to Present Features of its DPP® HIV 1 & 2 Oral Fluid Screening Assay in Meeting to Discuss Over-the-Counter Home-Use HIV Test Kits

MEDFORD, NY, November 17, 2009 – Chembio Diagnostics, Inc. (OTCBB: CEMI), a company that develops, manufactures, licenses, and markets proprietary rapid diagnostic tests, announced today that it will present at a meeting of the Blood Products Advisory Committee (“BPAC”) of the U.S. Food and Drug Administration (“FDA”) in Bethesda, Maryland, on the afternoon of November 17, 2009. The agenda of the committee will include the public health need and performance characteristics of over-the-counter (“OTC”) home-use HIV test kits.

Chembio’s  presentation will be made by Louise Sigismondi, Ph.D., Director of Regulatory Affairs at Chembio, who will cover certain characteristics of  Chembio’s DPP®  HIV 1/2 Screening Assay, particularly those which could make it suitable as an OTC HIV test kit intended for home use. This product is a rapid, qualitative screening assay for the detection of antibodies to HIV 1 & 2 in oral fluids, whole blood, serum or plasma. The simple-to-use test offers a very reliable result within minutes of administration and it can be safely stored at room temperature for up to 24 months before use, making it ideal for the OTC market.  Chembio intends to seek regulatory approval for this product for the professional market in the U.S. during 2010.  Depending on various factors, including the FDA requirements, Chembio intends to begin seeking OTC approval of this product in 2011.

Lawrence Siebert, CEO of Chembio, said, “Possible U.S. OTC approval of this test opens up a new potential market for our products, one that should help identify those HIV-positive individuals in the U.S. who are unaware of their status, and we look forward to providing the BPAC with information about our technology and to receiving further guidance from BPAC regarding the requirements for obtaining approval of this product in the OTC market.”

Further information concerning this meeting can be accessed at:
http://www.fda.gov/downloads/AdvisoryCommittees/CommitteesMeetingMaterials/BloodVaccinesandOtherBiologics/BloodProductsAdvisoryCommittee/UCM189020.pdf.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company: Susan Norcott 631-924-1135 x125 or snorcott@chembio.com

The Investor Relations Group:  Investor Relations: James Carbonara, 212-825-3210 or Media Relations: Enrique Briz, 212-825-3210